EX-35.12
(logo) WELLS FARGO

Corporate Trust Services

MAC R1204-010
9062 Old Annapolis Road
Columbia, MD 21045

Tel: 410 884-2000
Fax: 410 715 2380

J.P. Morgan Chase Commercial Mortgage Securities Corp.
270 Park Avenue,
New York, NY 10017


RE: Annual Statement of Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A., as Certificate Administrator for the 589 Fifth Avenue Whole Loan (in such capacities, "Wells Fargo"), hereby certifies as follows as of and for the year ending December 31, 2013 {the "reporting period"):

(c) A review of Wells Fargo's activities during the reporting period and of its performance under the applicable servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(d) To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period, except as noted on Schedule B.


March 24, 2014


/s/ Brian Smith
Brian Smith
Vice President


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To: J.P. Morgan Chase Commercial Mortgage Securities Corp.

Schedule A

List of Servicing Agreement(s) and Series

Pooling and Servicing Agreement dated as of July 1, 2013 by and among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., as Depositor, MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as Master Servicer, BERKADIA COMMERCIAL MORTGAGE LLC, as Special Servicer, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Certificate Administrator, Paying Agent, Trustee and Custodian, and PENTALPHA SURVEILLANCE LLC, as Senior Trust Advisor, relating to the Series JPMCC 2013-C13 Commercial Mortgage Pass-Through Certificates relating to the 589 Fifth Avenue Whole Loan, a pari passu portion of which is included in the Series JPMBB 2013-C14 Commercial Mortgage Pass-Through Certificates transaction.


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To: J.P. Morgan Chase Commercial Mortgage Securities Corp.

Schedule B

Material Non-Compliance with Servicing Obligations

Not Applicable